SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2008

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Morgan Stanley (the “Company”) intends to submit a company proposal, for approval by shareholders at its 2008 annual meeting of shareholders, to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), including eliminating the supermajority voting requirements necessary for shareholders to amend the Company's Amended and Restated Bylaws (the “Bylaws”).  The Board of Directors has approved similar amendments to the Bylaws, to take effect upon the effectiveness of the amendments to the Certificate of Incorporation.  If the shareholders approve the company proposal, all supermajority voting requirements in both the Certificate of Incorporation and Bylaws will be eliminated, including any such default voting requirements applicable to the Company under the Delaware General Corporation Law.  Approval of the proposed amendments to the Certificate of Incorporation require the affirmative vote of the holders of at least 80% of the Company’s outstanding capital stock entitled to vote generally in the election of directors, voting together in a single class. This 80% vote is required under the current Certificate of Incorporation, but no 80% vote will be required for any action in the future if the company proposal is approved. Additional information regarding the company proposal, including the text of the proposed amendments to the Certificate of Incorporation, will be included in the Company’s annual proxy statement, expected to be filed with the SEC and distributed to shareholders in February 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	January 22, 2008	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Assistant Secretary and Counsel